Exhibit 99.2

MONONGAHELA POWER COMPANY

OFFER FOR ALL OUTSTANDING
FIRST MORTGAGE BONDS, 6.70% SERIES DUE 2014
IN EXCHANGE FOR
FIRST MORTGAGE BONDS, 6.70% SERIES DUE 2014
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

•, 2005

To our Clients:

        Enclosed for your consideration is a prospectus dated •, 2005 (the “Prospectus”), relating to the offer (the “Exchange Offer”) by Monongahela Power Company (“Monongahela”) to exchange its First Mortgage Bonds, 6.70% Series Due 2014 which have been registered under the Securities Act of 1933, as amended, (individually a “New Bond” and collectively, the “New Bonds”), for a like principal amount at maturity of Monongahela’s issued and outstanding First Mortgage Bonds, 6.70% Series Due 2014 (individually an “Old Bond” and collectively, the “Old Bonds”) from the holders thereof, upon the terms and subject to the conditions described in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Old Bonds held by us for your account but not registered in your name. A tender of such Old Bonds may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Old Bonds by book-entry transfer of the Old Bonds into the exchange agent’s account at The Depository Trust Company.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Bonds on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on •, 2005 unless extended by Monongahela. Any Old Bonds tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Bonds.
2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-Conditions to the Exchange Offer."
3.	Any transfer taxes incident to the transfer of Old Bonds from the holder to Monongahela will be paid by Monongahela.
4.	The Exchange Offer expires at 5:00 p.m., New York City time, on •, 2005 unless extended by Monongahela.

        If you wish to have us tender your Old Bonds, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Monongahela with respect to the Old Bonds.

        This will instruct you to tender the Old Bonds held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

        Please tender the Old Bonds held by you for my account as indicated below:

_____________________________________________

Please tender the Old Bonds held by you for my account as indicated below:
AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD BONDS
First Mortgage Bonds, 6.70% Series Due 2014: $____________

Please do not tender any Old Bonds held by you for my account.
Dated:_______________, 2005
Signature(s):__________________________________________________
Print Name(s) here:_____________________________________________
Print Address(es):______________________________________________
Area Code and Telephone Number(s):_______________________________
Tax Identification or Social Security Number(s):________________________

_____________________________________________

        None of the Old Bonds held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Bonds held by us for your account.

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